UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2008, Frank Grebe and, effective May 1, 2008, Domenic Stangherlin retired from their positions as members of the Board of Directors (the “Board”) of Penn Treaty American Corporation (the “Company”). Mr. Grebe and Mr. Stangherlin have served on the Board since 1999 and 1971, respectively.

On May 1, 2008, the Company appointed Alan S. Parsow, Robert J. Beutel and Sean T. Mullen to the Board in order to fill the vacancies created by the retirements of Mr. Grebe and Mr. Stangherlin and a previously unfilled seat. Mr. Parsow is expected to be appointed to the Executive Committee and Investment Committee, Mr. Beutel is expected to be appointed to the Nominating and Corporate Governance Committee and Mr. Mullen is expected to be appointed to the Audit Committee.

A copy of the press release announcing Mr. Grebe’s and Mr. Stangherlin’s retirements and the appointments of Messrs. Parsow, Beutel and Mullen to the Board is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
99.1	Press Release issued May 1, 2008

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

May 2, 2008	By: /s/ Mark Cloutier
Name:	Mark Cloutier
Title:	Executive Vice President, Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued May 1, 2008

4